As filed with the Securities and Exchange Commission on February 6, 1998
                                                        Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               US DIAGNOSTIC INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                     11-3146389
  (State or other jurisdiction of                      (I.R.S. Employer
  incorporation or organization)                      Identification No.)

                    777 South Flagler Drive, Suite 1201-East
                         West Palm Beach, Florida 33401
               (Address of Principal Executive Offices) (Zip Code)

                               US Diagnostic Inc.
                    1995 Long-Term Incentive Plan, as amended
                            (Full title of the Plan)

                                 Joseph A. Paul
                               US DIAGNOSTIC INC.
                             777 South Flagler Drive
                                 Suite 1201-East
                         West Palm Beach, Florida 33401
                     (Name and address of agent for service)

                         Telephone Number (561) 832-0006
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Bruce P. Johnson, Esq.
                                PEZZOLA & REINKE
                        1999 Harrison Street, Suite 1300
                            Oakland, California 94612

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
                                                 PROPOSED               PROPOSED
                        NUMBER OF                MAXIMUM                MAXIMUM                   AMOUNT
  TITLE OF               SHARES                  OFFERING               AGGREGATE                    OF
SECURITIES TO             TO BE                   PRICE                 OFFERING               REGISTRATION
BE REGISTERED           REGISTERED              PER SHARE(1)            PRICE(1)                    FEE
-----------------------------------------------------------------------------------------------------------
Common Stock,           1,700,000               $3.875                  $6,587,500             $1,996
$0.01 par
value per share
-----------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee. Computation based upon the average of the high and low prices of the registrant's Common Stock as reported on the Nasdaq National Market on January 30, 1998, which average was $3.875.

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 relates to the registration of 1,700,000 shares of Common Stock, $0.01 par value ("Common Stock"), of US Diagnostic Inc. Such shares are additional securities of the same class as other securities for which a previously filed Registration Statement on Form S-8, relating to the US Diagnostic Inc. 1995 Long-Term Incentive Plan (the "Plan"), is effective. Pursuant to the provisions of Paragraph E of the General Instructions to Form S-8, the contents of the Company's Registration Statement on Form S-8 (Registration No. 333-13035) filed with the Commission on September 30, 1996 and relating to 3,000,000 shares of Common Stock under the Plan, are hereby incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.           EXHIBITS.

EXHIBIT NUMBER            EXHIBIT DESCRIPTION
--------------            -------------------

     5 Opinion of Pezzola & Reinke as to the legality of the securities being registered.

    10.60         1995 Long-Term Incentive Plan, as amended.

    23.1          Consent of Arthur Andersen LLP

    23.2          Consent of Moore Stephens, P.C.

    23.3 Consent of Pezzola & Reinke (contained in the opinion of counsel filed as Exhibit 5 to this Registration Statement).

    24 Power of Attorney (set forth on the signature page of this Registration Statement).


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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on February 5, 1998.

                                      US DIAGNOSTIC INC.,
                                      a Delaware corporation

                                      By: /S/ JOSEPH A. PAUL
                                          -------------------------------
                                          Joseph A. Paul
                                          President and Chief Executive Officer

                   POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

         Each person whose signature appears below constitutes and appoints Joseph A. Paul and J. Wayne Moor, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.

         Further, pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                   TITLE                                                         DATE
---------                                   -----                                                         ----
  /S/ JOSEPH A. PAUL                        President, Chief Executive Officer and                 February 5, 1998
------------------------------              Director (Principal Executive Officer)
Joseph A. Paul


  /S/ WAYNE MOOR                            Executive Vice President and Chief                     February 5, 1998
------------------------------              Financial Officer (Principal Financial
J. Wayne Moor                               & Accounting Officer)


  /S/ C. KEITH HARTLEY                      Co-Chairman of the Board                               February 5, 1998
------------------------------
C. Keith Hartley

 /S/ L. E. RICHEY                           Co-Chairman of the Board                               February 5, 1998
------------------------------
L. E. Richey


 /S/ GORDON C. RAUSSER                      Director                                               February 5, 1998
------------------------------
Gordon C. Rausser

                                  EXHIBIT LIST

EXHIBIT NUMBER    EXHIBIT DESCRIPTION
--------------    -------------------


 5 Opinion of Pezzola & Reinke as to the legality of the securities being registered.

10.60             1995 Long-Term Incentive Plan, as amended.

 23.1             Consent of Arthur Andersen LLP

 23.2             Consent of Moore Stephens, P.C.

 23.3 Consent of Pezzola & Reinke (contained in the opinion of counsel filed as Exhibit 5 to this Registration Statement).

 24 Power of Attorney (set forth on the signature page of this Registration Statement).



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